E/ICC PURCHASE AND SALE AGREEMENT


     E/ICC PURCHASE AND SALE AGREEMENT, dated as of November 17, 1997 (the "Agreement"), by and among ICC Investment, L.P., a Pennsylvania limited partnership (the "Seller"), ICC Desiccant Technologies, Inc., a Delaware corporation ("I Partner"), and Engelhard DT, Inc., a Delaware corporation (the "Purchaser").

     WHEREAS, Engelhard/ICC, a Pennsylvania general partnership ("E/ICC"), ICC Technologies, Inc., a Delaware corporation ("ICC"), the Seller, Engelhard Corporation, a Delaware corporation ("Engelhard") and the Purchaser have entered into a Master Agreement dated as of November 17, 1997 (the "Master Agreement") relating to, among other things, this Agreement; and

      WHEREAS, ICC, the Seller, Engelhard and the Purchaser desire to enter into a series of transactions pursuant to which, among other things, (i) E/ICC will contribute (the "Contribution") all assets and liabilities related to the Box Business to Box LP (each as defined in the Master Agreement) in return for a 99% limited partnership interest in Box LP pursuant to a contribution agreement (the "Contribution Agreement"), (ii) E/ICC will distribute (the "Distribution") (A) an 89% limited partnership interest in Box LP to I Partner and (B) a 10% limited partnership interest in Box LP to the Purchaser and (iii) I Partner will assign to Seller (the "Assignment") pursuant to an assignment and assumption agreement (the "Assignment and Assumption Agreement") 60% of I Partner's partnership interests in E/ICC remaining immediately after giving effect to the Contribution and the Distribution; (iv) Seller will transfer to Purchaser the Interests (as defined below) such that after giving effect thereto, the Purchaser will own 80% of the total Partnership interests in E/ICC, which after the Conversion (as defined in the Master Agreement) will include all general partnership interests, and I Partner, together with its affiliates, will own 20% of the total Partnership interests in E/ICC, which after the Conversion will consist solely of limited partnership interests; and (v) E/ICC will be converted into a limited partnership as provided in the Master Agreement; and

     WHEREAS, the Seller desires to sell to the Purchaser, and the Purchaser desires to purchase, the Interests.

     NOW, THEREFORE, in consideration of the foregoing and the mutual promises contained herein, the parties agree as follows:

     1. Sale and Purchase of Interests. On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Seller hereby agrees to sell to the Purchaser, and the Purchaser hereby agrees to purchase from the Seller, all of the Seller's partnership interests in E/ICC (the "Interests") such that E Partner will thereafter hold 80% of the total partnership interests in E/ICC (including all general partner interests) and I Partner, together with its affiliates, will thereafter hold 20% of the total partnership interests in E/ICC (consisting solely of limited partnership interests) for an aggregate purchase price of $18,628,571 (the "Purchase Price").

     2. Closing. The closing (the "Closing") of the sale and purchase of the Interests shall take place on the date on which all of the conditions precedent set forth in the Master Agreement and the Contribution Agreement shall have been satisfied or waived, or such other time as the parties hereto shall agree (the "Closing Date").

     On the Closing Date, (a) the Seller shall sell, transfer, assign and deliver to the Purchaser or to such other person as the Purchaser directs all of its right, title and interest in the Interests, and (b) the Purchaser shall deliver to the Seller the Purchase Price by wire transfer of immediately available funds to an account designated in writing by the Seller.

     3. Representations and Warranties of the Seller and I Partner. The Seller, I Partner and ICC (in the case of I Partner and ICC, as to representation 3(d) only) represent and warrant to the Purchaser as follows:

          (a) The Seller is a limited partnership duly formed and validly existing and in good standing under the laws of the Commonwealth of Pennsylvania with full power of authority to execute and deliver this Agreement and to perform its obligations hereunder.

          (b) This Agreement has been duly authorized, executed and delivered by the Seller and is a legal, valid and binding agreement of the Seller enforceable against the Seller in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization,

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

     moratorium or other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the courts before which any proceeding therefor may be brought.

          (c) The execution and delivery of this Agreement by the Seller does not, and the performance of the obligations of the Seller hereunder will not, constitute a violation of, conflict with or result in a default under
     (i) any charter document or by-laws of the Seller, (ii) any agreement, contract, commitment, instrument, understanding, arrangement or restriction of any kind by which the Seller is bound or (iii) any law, judgment, regulation, decree or order applicable to the Seller.

          (d) The Seller is the sole true and lawful beneficial and record owner of the Interests. Upon the delivery of the Interests with evidence of such delivery acceptable to the Purchaser and the other documents required to be delivered under Section 2 hereof and payment by the Purchaser of the Purchase Price, the Seller will convey to the Purchaser good and valid title to the Interests, free and clear of any and all claims, liens, charges, encumbrances and security interests.

     4. Representations and Warranties of the Purchaser. The Purchaser represents and warrants to the Seller that:

          (a) The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with full power of authority to execute and deliver this Agreement and to perform its obligations hereunder.

          (b) This Agreement has been duly authorized, executed and delivered by the Purchaser and is a legal, valid and binding agreement of the Purchaser enforceable against the Purchaser in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the courts before which any proceeding therefor may be brought.

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


          (c) The execution and delivery of this Agreement by the Purchaser does not, and the performance of the obligations of the Purchaser hereunder will not, constitute a violation of, conflict with or result in a default under
     (i) any charter document or by-laws of the Purchaser, (ii) any agreement, contract, commitment, instrument, understanding, arrangement or restriction of any kind by which the Purchaser is bound or (iii) any law, judgment, regulation, decree or order applicable to the Purchaser.

     5. Remedies. The parties hereto acknowledge that damages would be an inadequate remedy for a breach of the provisions of this Agreement and that the obligations of the parties shall be specifically enforceable.

     6. Benefit. Nothing in this Agreement, express or implied, is intended or shall be construed to confer upon or give to any person, firm or corporation other than the parties hereto any remedy or claim under or by reason of this Agreement or any term, covenant or condition hereof, all of which shall be for the sole and exclusive benefit of the parties hereto.

     7. Notices. All notices, demand, requests and other communications required or permitted to be given hereunder shall be in writing and deemed duly given on the date delivered by hand, mailed by registered or certified mail, postage prepaid or sent by overnight courier and, pending the designation of another address, addressed as follows:

                  If to Seller or I Partner:

                  Fresh Air Solutions, L.P.
                  330 South Warminster Road
                  Hatboro, Pennsylvania  19040
                  Attn:  Chairman

                  With a copy to:

                  Mesirov Gelman Jaffe Cramer & Jamieson
                  1735 Market Street
                  Philadelphia, Pennsylvania  19103
                  Attn:  Richard P. Jaffe, Esquire

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




                  If to Purchaser:

                  3350 N.W. 49th Street
                  Miami, Florida 33142
                  Attn:

                  With a copy to:  General Counsel at
                  101 Wood Avenue
                  Iselin, New Jersey 08830



     8. Entire Agreement. This Agreement, the Master Agreement, the Transaction Documents (as defined in the Master Agreement) and the Related Agreements (as defined in the Master Agreement) contain the entire agreement between the parties hereto with respect to the subject matter herein and therein and supersede all prior agreements, written or oral, with respect thereto. Except as expressly set forth herein or in the Master Agreement, the Transaction Documents or the Related Agreements, neither party makes any representation, warranty or covenant to the other party and expressly disclaims the making thereof.

     9. Waivers and Amendments. This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by the parties hereto or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder, nor any single or partial exercise of any right, power or privilege hereunder, preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

     10. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     11. Further Assurances. Each of the parties hereto covenants and agrees upon the request of the other, to do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered all such further acts, deeds, documents, assignments, transfers, conveyances, powers of attorney and

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

assurances as may be reasonably necessary or desirable to give full effect to this Agreement and the intent of the parties hereunder.

     12. Governing Law; Jurisdiction. This Agreement shall be governed, construed and enforced in accordance with the laws of the State of Delaware applicable to agreements made and to be performed entirely within such state, without giving effect to any provisions thereof relating to conflicts of laws.

     13. Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original but all such counterparts shall together constitute one and the same instrument.

     14. Severability of Provisions. If any provisions or any portion of any provision of this Agreement or the application of any such provision or any portion thereof to any person or circumstance, shall be held invalid or unenforceable, the remaining portion of such provision and the remaining provisions of this Agreement, or the application of such provision or portion of such provision as is held invalid or unenforceable to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby.

     15. Captions. All section titles or captions contained in this Agreement annexed hereto or referred to herein, are for convenience only and shall not be deemed a part of this Agreement and shall not affect the meaning or interpretation of this Agreement.


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


     IN WITNESS WHEREOF, the parties have signed this Agreement as of the date and year first written above.


                                        ICC INVESTMENT, L.P.


                                        By:
                                           -------------------------------------
                                            Name:
                                            Title:


                                        ENGELHARD DT, INC.


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:


As to Section 3(d) only:

ICC TECHNOLOGIES, INC.


By:
   ----------------------------------
   Name:
   Title:


ICC DESICCANT TECHNOLOGIES, INC.


By:
   ----------------------------------
   Name:
   Title:


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